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                                                                    EXHIBIT 99.1

(INSITUFORM-TECH)(INSU) Insituform Technologies, Inc. Reports Fourth Quarter and 2003 Year-End Results and Resumption of Compliance with Debt Covenants

         Chesterfield, MO - March 15, 2004 - Insituform Technologies, Inc. (Nasdaq National Market: INSU) (the "Company") today reported fourth quarter and 2003 year-end results and resumption of compliance with debt covenants.

         Revenues from continuing operations for the fourth quarter of 2003 were $121.8 million, compared to $125.2 million in the fourth quarter of 2002. The Company reported a net loss of $11.0 million, or $(0.41) per diluted share, which included an after-tax loss of $3.0 million, or $(0.11) per diluted share, on a single cured-in-place-pipe process (CIPP) project in Boston. In addition, there were certain adjustments for reserves, write-down of assets, other charges and tax reserves which adversely affected earnings by $6.6 million, or $(0.25) per diluted share. The fourth quarter 2003 results, when compared with the same period from the prior year, reflected operational challenges in two areas of the North American rehabilitation business as well as delays on certain jobs in the tunneling area. In the year-earlier quarter, the Company reported net income of $6.2 million, or $0.23 per diluted share. Discontinued operations for the fourth quarter of 2003, which were included in the Company's net loss, reported a net loss of $0.9 million, or $(0.03) per diluted share, compared to a net loss of $2.6 million, or $(0.10) per diluted share, in the fourth quarter of 2002.

         Significant fourth quarter issues and adjustments included:

Description                                 After-Tax Impact
-----------                                 ----------------
Removal and re-installation of CIPP liner
  in Boston                                     $ (2,982)
Increase in casualty insurance and
  healthcare reserves                             (2,117)
Increase in reserve for potentially
  uncollectible accounts and claims                 (785)
Write-downs and reserves against certain
  assets and discontinued operations              (1,490)
Tax provision and charges                         (1,780)
Other charges                                       (464)
                                                --------
Total                                           $ (9,618)
                                                ========

         Thomas S. Rooney, Jr., President and Chief Executive Officer of the Company, explained, "We identified and addressed several operational and balance sheet issues. These steps, among other

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things, reflect management's commitment to more rigorous financial controls and resulted in our entering 2004 as a much stronger company."

         In August 2003, the Company began a CIPP installation in Boston. The $1 million project required the Company to line 5,400 feet of a 109-year-old 36 to 41-inch diameter unusually-shaped hand-laid rough brick pipe. Many aspects of this project were atypical of the Company's CIPP installations. The loss on the Boston project reflects estimated costs for removing and re-installing approximately 4,500 feet of CIPP liner. The pre-tax charge of $5.1 million is net of $750,000 of insurance recovery proceeds expected to be received in 2004. The Company has filed a lawsuit against its excess insurance carrier for its failure to acknowledge coverage and to indemnify the Company for the loss in excess of the primary coverage. "In terms of magnitude, the loss on the Boston project is unique in Insituform's history," Rooney pointed out. "We believe this represents an isolated incident."

         For the full year, the Company's revenues rose to $487.3 million from $480.4 million in 2002. The Company earned $4.6 million from continuing operations, or $0.17 per diluted share, compared with $28.6 million, or $1.07 per diluted share, in 2002. Net income was $3.5 million, or $0.13 per diluted share, compared with $22.7 million, or $0.85 per diluted share, in the prior year.

         Due to the results in the fourth quarter, the Company was not in compliance with certain financial covenants under its Senior Notes, its Credit Facility and an insurance collateral agreement. The Company obtained amendments to the various debt agreements with more flexible financial covenants in place, but additional restrictions on the use of cash. Management feels confident that it will be in compliance with the amended covenants in 2004 and beyond.

         "While results for 2003 were certainly both disappointing and unacceptable, we are confident that our strategic initiatives will lead to improved financial performance," Rooney said. He added, "We have already made, and will continue to make, investments aimed at enhancing our quality control, safety, sales and logistics programs. One of my highest priorities since taking over as CEO was to focus on the financial area. I was particularly pleased to bring Chris Farman on board as CFO in December, and I feel that the Company has already improved its internal financial controls."

         He added that the Company's focus remains directed toward achieving operational excellence, developing competitive advantages through technological innovation, and growing the business.

         Although competition remains intense, the operating environment shows signs of improvement, Rooney noted. "The outlook for tunneling remains robust, and during the first two months of 2004, the Company bid on approximately $500 million of

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business," he said. "Moreover, I'm pleased to report that the poor performing contracts we acquired with the Elmore purchase are behind us, and that division is building a solid backlog," he added. "And according to UNDERGROUND CONSTRUCTION magazine's Municipal Infrastructure Survey, sewer rehabilitation spending this year is projected to increase by nearly 7%."

         Nonetheless, Rooney emphasized, "As we have consistently stated, we don't expect our initiatives to produce much positive impact on our bottom line until 2005. Further, our investments in these initiatives will be tempered by the fact that the Company's most recent financial performance resulted in new debt covenants that place additional temporary restrictions on the use of cash. We are truly investing in the future. As the clear-cut industry leader, we are well-positioned to capitalize on significant growth opportunities, assuming, of course, that we can execute our strategies, and we will."

         The Company's Form 10-K was timely filed on March 15, 2004. The Company will host a conference call at 9:30 a.m. EST on Tuesday, March 16. The call can be accessed by clicking on the Presentations tab on the Investor Relations page of the Company's Web site (www.insituform.com) or by using the following link: http://www.shareholder.com/insituform/MediaList.com.

         An audio archive of the webcast will be available approximately two hours after the call through www.insituform.com. The archive will be available for one week.

         Insituform Technologies, Inc. is a leading worldwide provider of proprietary technologies and services for rehabilitating sewer, water and other underground piping systems without digging and disruption. More information about the Company can be found on its Internet site at www.insituform.com.

         This news release contains forward-looking statements, which are inherently subject to risks and uncertainties that could cause actual results to differ materially from those projected. Factors which could affect results include, among others, the competitive environment for the Company's products and services, the geographical distribution and mix of the Company's work, and other factors set forth in reports and documents filed by the Company with the Securities and Exchange Commission from time to time. The Company does not assume a duty to update forward-looking statements. Please use caution and do not place reliance on forward-looking statements.

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                          INSITUFORM TECHNOLOGIES, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (In thousands, except per share amounts)

                                         For the Three Months                   For the Twelve Months
                                          Ended December 31,                      Ended December 31,
                                       2003                2002                2003                2002
Revenues                            $ 121,786           $ 125,171           $ 487,272           $ 480,358
Cost of revenues                      104,083              92,193             384,614             354,736
Gross profit                           17,703              32,978             102,658             125,622
Selling, general and
  administrative                       24,764              17,014              79,733              68,049
Amortization expense                      590                 334               1,595               1,433
Restructuring charges                       -                   -                (261)              2,458
Impairment charge                           -                   -                   -               3,499
Operating income (loss)                (7,651)             15,630              21,591              50,183
Other expense:
  Interest expense                     (2,472)             (1,975)             (8,235)             (7,911)
  Other                                (1,847)                534              (1,274)              3,055
Total other expense                    (4,319)             (1,441)             (9,509)             (4,856)
Income (loss) before taxes
  on income                           (11,970)             14,189              12,082              45,327
Taxes on income                        (2,572)              5,530               6,809              17,451
Income (loss) before
  minority interests and
  equity in earnings                   (9,398)              8,659               5,273              27,876
Minority interests                        (67)                (26)               (211)               (150)
Equity in earnings (loss)
  of affiliated companies                (635)                119                (434)                834
Income (loss) from
  continuing operations               (10,100)              8,752               4,628              28,560
Loss from discontinued
  operations                             (872)             (2,551)             (1,103)             (5,869)
Net income (loss)                     (10,972)              6,201               3,525              22,691

Earnings (loss) per share:
Basic:
  Income (loss) from
  continuing operations             $   (0.38)          $    0.33           $    0.17           $    1.08
  Loss from discontinued
  operations                            (0.03)              (0.10)              (0.04)              (0.22)
  Net income (loss)                 $   (0.41)          $    0.23           $    0.13           $    0.86
Diluted:
  Income (loss) from
  continuing operations             $   (0.38)          $    0.33           $    0.17           $    1.07
  Loss from discontinued
  operations                            (0.03)              (0.10)              (0.04)              (0.22)

  Net income (loss)                 $   (0.41)          $    0.23           $    0.13           $    0.85

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                          INSITUFORM TECHNOLOGIES, INC.
                           CONSOLIDATED BALANCE SHEETS
                                 (In thousands)

                                              December 31, 2003      December 31, 2002
ASSETS
 CURRENT ASSETS:
  Cash and cash equivalents                        $ 99,991               $ 75,386
  Receivables, net                                   90,814                 82,962
  Retainage                                          24,902                 23,726
  Costs and estimated earnings
    in excess of billings                            27,853                 36,680
  Inventories                                        12,935                 12,402
  Prepaid expenses and other assets                  19,515                 13,586
  Assets held related to
    discontinued operations                           1,263                  7,909
 TOTAL CURRENT ASSETS                               277,273                252,651
 PROPERTY, PLANT AND EQUIPMENT, net                  75,667                 71,579
 OTHER ASSETS:
    Goodwill                                        131,613                131,032
    Other assets                                     23,807                 17,751
 TOTAL OTHER ASSETS                                 155,420                148,783

TOTAL ASSETS                                       $508,360               $473,013

LIABILITIES AND STOCKHOLDERS' EQUITY
 CURRENT LIABILITIES:
  Current maturities of
    long-term debt and line of
    credit                                         $ 16,938               $ 49,360
  Accounts payable and accrued
    expenses                                         82,670                 69,776
  Billings in excess of costs
    and estimated earnings                            8,495                  5,992
  Liabilities related to
    discontinued operations                           1,770                  3,293
 TOTAL CURRENT LIABILITIES                          109,873                128,421
 LONG-TERM DEBT, less current
    maturities                                      114,323                 67,014
 OTHER LIABILITIES                                    3,530                  3,530
 TOTAL LIABILITIES                                  227,726                198,965
 MINORITY INTERESTS                                   1,465                  1,430
 STOCKHOLDERS' EQUITY                               279,169                272,618

TOTAL LIABILITIES AND
 STOCKHOLDERS' EQUITY                              $508,360               $473,013

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                          INSITUFORM TECHNOLOGIES, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)

                                                                   For the Twelve Months
                                                                     Ended December 31,
                                                                2003                    2002
Cash flows from operating activities:
Net income                                                    $  3,525                $ 22,691
Loss from discontinued operations                                1,103                   5,869
Income from continuing operations                                4,628                  28,560
Adjustments to reconcile net income
  of net cash provided by operating activities,
  excluding the effects of acquisitions:
  Depreciation                                                  15,521                  14,397
  Amortization                                                   1,595                   1,433
  Gain on sale of investment                                     1,375                  (1,225)
  Reserve for notes receivable                                   1,090                       -
  Other                                                          1,912                     227
  Asset impairment charge                                            -                   3,499
  Restructuring charges                                           (261)                  2,458
  Deferred income taxes                                         (1,624)                 (4,364)
Changes in operating assets and
  liabilities, net of purchased
  businesses                                                     5,157                 (19,657)
    Net cash provided by operating activities
    of continuing operations                                    29,393                  25,328
    Net cash provided by operating activities
    of discontinued operations                                   5,192                     853
    Net cash provided by operating activities                   34,585                  26,181
Cash flows from investing activities:
  Capital expenditures                                         (19,929)                (21,782)
  Proceeds from sale of fixed assets                             1,365                  10,503
  Proceeds from sale of investment                                   -                   1,920
  Net proceeds from sale of businesses
    (discontinued operations)                                        -                   5,430
  Purchases of businesses, net of cash acquired                 (7,776)                 (8,459)
  Other investing activities                                         -                    (960)
    Net cash used in investing activities                      (26,340)                (13,348)
Cash flows from financing activities:
  Proceeds from issuance of common stock                           430                   2,517
  Purchases of treasury stock                                   (1,597)                 (5,182)
  Proceeds from long-term debt                                  65,112                       -
  Principal payments on long-term debt                         (24,224)                (20,938)
  Changes in notes payable                                     (26,000)                 10,246
  Deferred financing charges                                      (867)                      -
Net cash used in financing activities                           12,854                 (13,357)
Effect of exchange rate changes on cash                          3,506                   1,261
Net increase (decrease) in cash and cash
  equivalents                                                   24,605                     737
Cash and cash equivalents,
  beginning of year                                             75,386                  74,649
Cash and cash equivalents, end of year                        $ 99,991                $ 75,386

CONTACT: Insituform Technologies, Inc.

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         Christian G. Farman, Vice President and CFO
         (636) 5300-8000